Exhibit 10.1

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (the “Agreement”) is made as of April 23, 2021 (the “Effective Date”), by and between YUNHONG CTI LTD., an Illinois corporation, f/k/a CTI Industries Corporation (“Seller”), and ICY MELLON LLC, a Texas limited liability company (“Purchaser”).

W I T N E S S E T H:

Seller is the owner of the “Property” (more specifically defined herein) located at 22160 N. Pepper Road, Lake Barrington, Illinois. On the terms set forth herein, Seller desires to sell the Property to Purchaser and Purchaser desires to purchase the Property from Seller.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Purchaser hereby agree as follows:

ARTICLE I

PURCHASE AND SALE

1.1         Agreement of Purchase and Sale. Subject to the terms and conditions hereinafter set forth, Seller agrees to sell and convey and Purchaser agrees to purchase the following:

1.1.1         that certain tract or parcel of land situated in Lake County, Illinois, more particularly described on EXHIBIT A attached hereto and made a part hereof, together with all and singular the rights and appurtenances pertaining to such property, including any right, title and interest of Seller in and to adjacent streets, alleys or rights-of-way (collectively, the “Land”); and

1.1.2         the buildings, and structures, and other improvements on the Land, (collectively, the “Improvements”), but specifically excluding any fixtures.

1.2         Property Defined. The Land and the Improvements are hereinafter sometimes referred to collectively as the “Property.” The Property shall not include any bank accounts of Seller.

1.3         Permitted Exceptions. The Property shall be conveyed subject to the matters which are, or are deemed to be, Permitted Exceptions pursuant to ARTICLE II hereof (herein collectively referred to as the “Permitted Exceptions”).

1.4         Purchase Price. Seller is to sell and Purchaser is to purchase the Property for a total of THREE MILLION FIVE HUNDRED THOURSAND AND NO/100 DOLLARS ($3,500,000.00) (the “Purchase Price”).

1.5         Payment of Purchase Price. The Purchase Price, as increased or decreased by prorations and adjustments as herein provided, shall be payable in full at Closing in cash by wire transfer of immediately available federal funds to an escrow bank account of the Escrow Agent (as defined in Section 2.1 below), provided that a portion of the Purchase Price not to exceed ONE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($1,500,000.00) may be satisfied by Purchaser delivering to Seller the Promissory Note in the form attached hereto as EXHIBIT D and made a part hereof (the “Promissory Note”)

1.6         Lease of Property. On the Closing Date, Purchaser shall lease the Property to Seller pursuant to the Lease, the form of which is attached hereto as EXHIBIT C and made a part hereof (the “Lease”).

ARTICLE II

TITLE AND SURVEY

2.1         Commitment for Title Insurance. Seller has delivered to Purchaser a commitment for a ALTA 2006 title insurance policy covering the Land (the “Title Commitment”) prepared by Riverside Abstract LLC, as agent for Chicago Title Insurance Company (the “Title Company” and/or the “Escrow Agent” as applicable), together with copies of all instruments referenced in Schedule B of the Title Commitment. Delivery of the Title Commitment and Schedule B documents may be made by way of electronic document portal provided by the Title Company to which Purchaser is granted access.

2.2         Survey. Purchaser, at Purchaser’s sole cost and expense, may order a 2021 ALTA survey of the Land and Improvements (the “Updated Survey”).

2.3         Subject to Section 2.4 below, but notwithstanding anything else contained in this Agreement to the contrary, Seller shall be obligated to (i) satisfy any mortgage or other consensual, monetary liens granted by Seller and (ii) cure any other title defect which can be cured by the payment of money.

2.4         Conveyance of Title. At Closing, Seller shall convey and transfer to Purchaser such title to the Property as will enable the Title Company to issue to Purchaser an ALTA 2006 extended coverage Owner’s Policy of Title Insurance (the “Title Policy”) covering the Property, in the amount of the Purchase Price. It shall not be a condition to Closing that the Title Policy contain any endorsements. Notwithstanding anything contained herein to the contrary, the Property shall be conveyed subject to (and the Title Policy may be subject to or contain exceptions for) the following matters, all of which shall be deemed to be Permitted Exceptions:

2.4.1         the rights of Seller under the Lease;

2.4.2         the lien of all ad valorem real estate taxes and assessments not yet due and payable as of the Closing Date;

2.4.3         local, state and federal laws, ordinances or governmental regulations, including but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Property;

2.4.4         acts done or caused by or through Purchaser or matters arising by virtue of the identity or status of Purchaser; and

2.4.5 that certain Real Property Mortgage made by Seller (f/k/a CTI Industries Corporation) and PNC Bank, National Association (“Seller’s Lender”) dated December 14, 2017 and recorded with the Lake County Recorder of Deeds on December 19, 2017 as File 7452039.

ARTICLE III

DUE DILIGENCE

3.1         Due Diligence Information. Prior to the Effective Date, to the extent in Seller possession or control, Seller shall deliver or cause to be delivered to Purchaser (or made available through a document portal on the Internet which Purchaser has free access to or at the Property), copies of the following documents, schedules and other information described below (collectively, the “Due Diligence Information”):

3.1.1    Permits. A list or copies of all current licenses or permits issued to Seller with respect to the Property (collectively “Permits”).

3.1.2    Property Taxes. Copies of the tax bills for calendar years 2019 and 2020 with respect to the Property, including, without limitation, real and personal property taxes and any special assessments.

3.1.3    Utilities. Copies of utility bills for the Property will be available for review at the Property only.

3.1.4    Insurance. Copies of Seller’s certificates of insurance for the Property.

Except for the Seller Representations (defined below), Seller makes no representations or warranties as to the truth, accuracy or completeness of any of the Due Diligence Information. It is the parties’ express understanding and agreement that subject to the Seller Representations, any Due Diligence Information is provided only for Purchaser’s convenience in making its own examination and determination prior to the end of the Inspection Period as to whether it wishes to purchase the Property, and, in doing so, Purchaser shall rely exclusively on its own independent investigation and evaluation of every aspect of the Property and the Seller Representations and not on any Due Diligence Information or other materials supplied by Seller (as defined in Section 8.1 below).

ARTICLE IV

CLOSING

4.1         Time and Place. The consummation of the transaction contemplated hereby (“Closing”) shall be held through an escrow at the offices of Title Company at 10:00 AM (Chicago Time) on April 23, 2021, or on such other date as the parties may mutually agree (the “Scheduled Closing Date”). The Closing shall occur on a so-called “New York style” basis with the disbursement of closing funds prior to the recordation of the Deed, but only upon satisfaction of the conditions precedent to Closing set forth herein. At Closing, Seller and Purchaser shall perform the obligations set forth in, respectively, Section 4.2 and Section 4.3, the performance of which obligations shall be concurrent conditions. As used in this Agreement, the term “Closing Date” shall mean the Scheduled Closing Date or such other date to which the Closing may be expressly adjourned pursuant to the terms and conditions of this Agreement including by the express rights granted to Purchaser and Seller in this Agreement.

4.2         Seller’s Obligations at Closing. At Closing, Seller shall:

4.2.1         deliver to Purchaser a duly executed special warranty deed (the “Deed”), in the form attached hereto as EXHIBIT B, conveying the Land and Improvements, subject only to the Permitted Exceptions;

4.2.2         deliver to Purchaser Seller’s counter-signed signature pages to the Lease;

4.2.3         deliver to the Title Company such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Seller;

4.2.4         deliver to Purchaser an affidavit duly executed by Seller stating that Seller is not a “foreign person” as defined in the Federal Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act;

4.2.5         deliver to the Title Company an acceptable form of owner’s affidavit sufficient to cause the Title Policy to be issued in accordance with this Agreement, along with a gap indemnity (if required by the Title Company);

4.2.6         deliver to the Title Company a settlement statement/closing statement setting forth the Purchase Price and all additions and subtractions thereto made in accordance with the terms and conditions of this Agreement; and

4.2.7         deliver to the Title Company any required transfer declarations executed by Seller (if required).

4.3         Purchaser’s Obligations at Closing. At Closing, Purchaser shall:

4.3.1         pay to Seller the full amount of the Purchase Price, as increased or decreased by prorations and adjustments as herein provided, in immediately available wire transferred funds pursuant to Section 1.5 above, it being agreed that at Closing the Earnest Money shall be delivered to Seller and applied towards payment of the Purchase Price;

4.3.2         deliver to Seller Purchaser’s counter-signed signature pages to the Lease;

4.3.3         join Seller (if required) in the execution of any instruments described in Section 4.2.6 or Section 4.2.7 ;

4.3.4         deliver to Seller such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Purchaser; and

4.3.5 deliver to Seller the executed Promissory Note.

4.4         Credits and Prorations. In view of the subsequent lease of the Property to Seller pursuant to the Lease and Seller’s obligations thereunder, there shall be no proration of insurance, taxes, special assessments, utilities or any other costs related to the Property between Seller and Purchaser at Closing.

4.5         Closing Costs.

4.5.1         Notwithstanding anything to the contrary, all of the following shall be considered “Closing Costs” which shall be the responsibility of Purchaser as part of the Purchase Price: (i) any escrow fees which may be charged by the Escrow Agent or Title Company; (ii) the cost of the search and exam fee for the Title Commitment; (iii) the cost of the base premium for the issuance of the Title Policy and the premium for the issuance of all endorsements to the Title Policy; (iv) the cost of the Updated Survey; (v) any deed or transfer tax due to the State of Illinois and County of Lake; (vi) the fees for recording the deed conveying the Property to Purchaser; and (vii) all other costs and expenses incident to this transaction and the closing thereof (subject to Section 4.5.2, below).

4.5.2         The fees of any counsel representing it in connection with this transaction shall be paid by the party incurring same.

4.6         Conditions Precedent to Obligation of Purchaser. The obligation of Purchaser to consummate the transaction hereunder shall be subject to the fulfillment on or before the Closing Date of all of the following conditions, any or all of which may be waived by Purchaser in its sole discretion:

4.6.1         Seller shall have delivered to Purchaser all of the items required to be delivered to Purchaser pursuant to the terms of this Agreement.

4.6.2         All of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the Closing Date (except with respect to modifications permitted under this Agreement or other modifications that are not materially adverse to Purchaser).

4.6.3         Seller shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Seller as of the Closing Date.

4.6.4         Seller shall provide evidence that Seller’s Lender consents to the transactions contemplated herein (“Lender’s Consent”).

If Closing shall occur, all of the foregoing conditions precedent shall be deemed to have been satisfied.

4.7         Conditions Precedent to Obligation of Seller. The obligation of Seller to consummate the transaction hereunder shall be subject to the fulfillment on or before the Closing Date of all of the following conditions, any or all of which may be waived by Seller in its sole discretion:

4.7.1         Seller shall have received the Purchase Price.

4.7.2         Purchaser shall have delivered to Seller all of the items required to be delivered to Seller pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.3.

4.7.3         All of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the Closing Date.

4.7.4         Purchaser shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Purchaser as of the Closing Date.

4.8         Possession and Post-Closing Deliveries. Possession of the Property (subject to the Permitted Exceptions and the Lease) shall be delivered by Seller to Purchaser at Closing, subject to the terms of the Lease.

4.9         Title Company’s Instructions at Closing. At Closing, Seller and Purchaser agree to execute such additional escrow instructions as Title Company may reasonably require and which are not inconsistent with the provisions hereof in order to consummate the transactions contemplated hereunder; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control.

ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS

5.1         Representations and Warranties of Seller. Seller hereby makes the following representations and warranties to Purchaser as of the Effective Date:

5.1.1         Organization and Authority. Seller has been duly organized and is validly existing and in good standing under the laws of Illinois. Seller has the full right and authority to enter into this Agreement and to transfer all of the Property to be conveyed by Seller pursuant hereto and to consummate or cause to be consummated the transactions contemplated herein to be made by Seller. The person signing this Agreement on behalf of Seller is authorized to do so.

5.1.2         Conflicts; Pending Actions. Subject to receipt of Lender’s Consent, there is no agreement to which Seller is a party or, to Seller’s knowledge, binding on Seller which is in conflict with this Agreement, or which limits or impairs Seller’s ability to execute or perform its obligations under this Agreement. To Seller’s knowledge and except as disclosed in writing to Purchaser, there is no action, suit, arbitration, unsatisfied order or judgment, governmental investigation or proceeding pending against the Property or Seller, which, if adversely determined, could individually or in the aggregate have a material adverse effect on the Property or any portion thereof or which could in any material way interfere with the consummation by Seller of the transaction contemplated by this Agreement.

5.1.3         No Violations. To Seller’s knowledge and except as set forth in the Due Diligence Information, Seller has not received prior to the Effective Date any written notification from any governmental or public authority (i) that the Property is in violation of any applicable fire, health, building, use, occupancy or zoning laws and which violation remains outstanding as of the Effective Date; or (ii) that any work is required to be done upon or in connection with the Property, where such work remains outstanding.

5.1.4         Condemnation. To Seller’s knowledge, no condemnation proceedings relating to the Property are pending or have been threatened in writing.

5.1.5         OFAC/USA Patriot Act. Seller is not a person or entity with whom U.S. persons are restricted from doing business under the regulations of the Office of Foreign Assets Control (“OFAC”) of the Department of Treasury (e.g. OFAC’s Specially Designated and Blocked Persons list), Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001 (“Executive Order 13224”), or the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 (“USA Patriot Act”).

5.1.6         Bankruptcy. Seller has not filed for relief as a debtor under any state receivership laws or federal bankruptcy laws.

5.1.7         Governmental Work Orders. Seller has not received any written notifications from any city, county, state or federal authority having jurisdiction over the Property, or from any utility providing service to the Property requiring any work to be done to, or affecting the use, operation and/or occupancy of the Propertys or any portion thereof, and Seller has not received written notice of, and has no knowledge of, any federal, state, county, municipal or other governmental plans to change the highway or road system in the vicinity of the Property which could materially restrict or change access from any such highway or road to the Property.

5.1.8         Zoning. Seller has no pending, and has not previously filed within the preceding one (1) year, applications for changes of zone, variances, or any other land use matter affecting any portion of the Property. The present zoning of the Land permits the current use thereof without special variances; there exists no judicial, quasi-judicial, administrative or other proceeding which might adversely affect the validity of such zoning; and Seller has no notice of threatened action or proceeding which could result in a modification or the termination of such zoning.

5.1.9         No Purchase Rights. As of the date hereof, Seller has not granted any option rights or rights of first refusal with respect to the Property.

5.1.10          No Tenancies. There are no leases, tenancies, licenses or other rights of occupancy, written or oral, with respect to the Property.

5.1.11         Environmental. The Property is in compliance with all applicable environmental laws (“Environmental Laws”), and all operations and activities currently performed on the Property are, and all previous operations and activities were performed, in compliance with all applicable Environmental Laws. No hazardous material is or has been used, generated, manufactured, processed, treated, stored, transported, incinerated, released, or disposed of in, on, under, to, or from the Property, except in strict compliance with all applicable Environmental Laws. No underground storage tank currently exists, or, has ever existed, in, on, or under the Property, no part of the Property has been used for landfill, dumping, or other waste disposal activities or operations, and there is no friable asbestos or any substance containing asbestos deemed hazardous by federal or state regulations on the Property or in the improvements. Seller has not received, and Seller is not aware of any previous owner or occupant of the Property receiving, any citation, directive, demand, pleading, complaint, claim, information inquiry, notice of potential responsibility, notice of violation, order, notice of investigation, or other communication, oral or written, actual or threatened, from any governmental authority, or any person or entity, regarding (i) the existence of any hazardous material(s) in, on, under, or migrating from, the Property in violation of applicable laws; or (ii) the potential liability or responsibility of Seller, or any past or present owner or occupancy of the Property, under any such law(s).

5.1.12         Utilities. The Property and the improvements are connected to and are served by water, solid waste and sewage disposal drainage, telephone, gas, electricity and other utility equipment facilities, and services required by law or necessary for its current and future operation and use.

5.2         Knowledge Defined. References to the “knowledge” of Seller shall refer only to the actual knowledge of the Designated Individual (as hereinafter defined) who is affiliated with the Seller, and shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller, to any affiliate of Seller, to any property manager, or to any other officer, agent, manager, representative or employee of Seller or any affiliate thereof. There shall be no obligation or duty upon such Designated Individual to investigate the matter to which such actual knowledge, or the absence thereof, pertains. Purchaser acknowledges that the Designated Individual named above is named solely for the purpose of defining and narrowing the scope of Seller’s knowledge and not for the purpose of imposing any liability on or creating any duties running from the Designated Individual to Purchaser. As used herein, the term “Designated Individual” shall mean Jana Schwan.

5.3         Limitations Regarding Seller’s Representations and Warranties.

5.3.1         The representations and warranties of Seller in this Agreement (including Section 5.1) or in any document delivered in connection with this Agreement (collectively, the “Seller Representations”) shall survive Closing for a period of one (1) year (the “Survival Period”). Additionally, in no event shall Seller be liable to Purchaser for, or be deemed to be in default hereunder by reason of, any breach of any Seller Representations which results from any change that (i) occurs between the Effective Date and the Closing Date (other than a change resulting from the Seller’s breach or default of an express obligation set forth in this Agreement), (ii) is disclosed to Purchaser in writing prior to Closing, (iii) is expressly permitted under the terms of this Agreement, or (iv) is beyond the reasonable control of Seller to prevent; provided, however, that the occurrence of any such change which is not expressly permitted hereunder or is beyond the reasonable control of Seller to prevent shall, if materially adverse to Purchaser, constitute the non-fulfillment of the condition set forth in Section 4.6.2 (but not a default by Seller hereunder).

5.3.2         No claim for a breach of any Seller Representation shall be actionable or payable: (i) if the breach in question results from or is based on a condition, state of facts or other matter which was known to Purchaser prior to Closing, (ii) unless the valid claims for all such breaches collectively aggregate more than Twenty-Five Thousand and No/100 Dollars ($25,000.00) (the “Basket”), in which event the full amount of such claims shall be actionable, (iii) to the extent such claims shall exceed in the aggregate One Hundred Thousand and No/100 Dollars ($100,000.00) (the “Cap”) and (iv) unless written notice containing a description of the specific nature of such breach shall have been given by Purchaser to Seller prior to the expiration of the Survival Period and an action shall have been commenced by Purchaser against Seller within thirty days after the end of the Survival Period. Purchaser agrees to first seek recovery under any insurance policies, prior to seeking recovery from Seller, and Seller shall not be liable to Purchaser if Purchaser’s claim is satisfied from such sources.

5.4         Intentionally Omitted.

5.5         Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller:

5.5.1         ERISA. Purchaser is not acquiring the Property with the assets of an employee benefit plan as defined in Section 3(3) of ERISA.

5.5.2         Authority. Purchaser has the full right, power and authority to purchase the Property as provided in this Agreement and to carry out Purchaser’s obligations hereunder, and all requisite action necessary to authorize Purchaser to enter into this Agreement and to carry out its obligations hereunder have been, or by the Closing will have been, taken. The person signing this Agreement on behalf of Purchaser is authorized to do so.

5.5.3         Pending Actions. There is no action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Purchaser which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transaction contemplated by this Agreement.

5.5.4         OFAC/USA Patriot Act. Purchaser’s source of funds for the acquisition of the Properties will not involve any amounts that violate or would be subject to seizure under 18 U.S.C. §§1956-1957 (Laundering of Money Instruments), 18 U.S.C. §§ 981-986 (Federal Asset Forfeiture), 21 U.S.C. § 881 (Drug Property Seizure), Executive Order 13224, or the USA Patriot Act. Neither Purchaser nor any of its affiliates nor any person or entity owning an interest in either of them is a person or entity with whom U.S. persons are restricted from doing business under OFAC, Executive Order 13224 or the USA Patriot Act.

5.6         Survival of Purchaser’s Representations and Warranties. The representation and warranties of Purchaser set forth in Section 5.5.1 and Section 5.5.2 shall survive Closing and shall be a continuing representation and warranty without limitation. All other representations and warranties of Purchaser shall survive Closing for the Survival Period.

ARTICLE VI

DEFAULT

6.1         After the Closing, in the event of any breach of any of the covenants, representations or warranties hereunder or under any other agreement, document, certificate or instrument delivered by the parties which survive the Closing (a “Post-Closing Default”), each party shall have all remedies existing under applicable law with respect to such Post-Closing Default; provided, however, in no event shall either party ever be entitled to rescind this Agreement or to recover damages from the other party: (i) in excess of the Cap; (ii) under any theory of tort or other action other than breach of contract based on the express provisions of this Agreement; or (iii) in any way resulting from consequential or punitive damages. Further, if a Post-Closing Default is curable, prior to a party’s exercise of any right or remedy as a result thereof, the other party shall first deliver written notice to the other and give the other ten (10) days thereafter in which to cure said Post-Closing Default.

6.2         Attorneys’ Fees. Should any party hereto employ an attorney for the purpose of enforcing or construing this Agreement, or any judgment based on this Agreement, in any legal proceeding whatsoever, including insolvency, bankruptcy, arbitration, declaratory relief or other litigation, the prevailing party shall be entitled to receive from the other party or parties thereto reimbursement for all reasonable attorneys’ fees and all costs, whether incurred at the trial or appellate level, including but not limited to service of process, filing fees, court and court reporter costs, investigative costs, expert witness fees and the cost of any bonds, whether taxable or not, and such reimbursement shall be included in any judgment, decree or final order issued in that proceeding. The “prevailing party” means the party in whose favor a judgment, decree, or final order is rendered. A party’s rights and remedies under this Section 6.4 shall not limit and shall, in any event, be in addition to its rights and remedies under any other provision of this Agreement.

ARTICLE VII

RESERVED

ARTICLE VIII

COMMISSIONS

8.1         Brokerage Commissions. Each party agrees that (i) neither party has engaged any broker or finder in connection with the transactions contemplated by this Agreement, and (ii) should any claim be made for brokerage commissions or finder’s fees by any broker or finder by, through or on account of any acts of said party or its representatives, said party will indemnify, defend and hold the other party free and harmless from and against any and all loss, liability, cost, damage and expense in connection therewith. The provisions of this paragraph shall survive Closing and any termination of this Agreement.

ARTICLE IX

DISCLAIMERS AND WAIVERS

9.1         No Reliance on Documents. Except as expressly stated in Section 5.1 and in any closing document delivered to Purchaser by Seller, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller to Purchaser in connection with the transaction contemplated hereby. Purchaser acknowledges and agrees that all materials, data and information delivered by Seller to Purchaser in connection with the transaction contemplated hereby are provided to Purchaser as a convenience only and that any reliance on or use of such materials, data or information by Purchaser shall be at the sole risk of Purchaser, except as otherwise expressly stated in Section 5.1. Without limiting the generality of the foregoing provisions, Purchaser acknowledges and agrees that (i) any environmental or other report with respect to the Property which is delivered by Seller to Purchaser shall be for general informational purposes only, (ii) Purchaser shall not have any right to rely on any such report delivered by Seller to Purchaser, but rather will rely on its own inspections and investigations of the Property and any reports commissioned by Purchaser with respect thereto, and (iii) neither Seller, any affiliate of Seller nor the person or entity which prepared any such report delivered by Seller to Purchaser shall have any liability to Purchaser for any inaccuracy in or omission from any such report.

9.2         DISCLAIMERS. ACCORDINGLY, EXCEPT FOR SELLER’S REPRESENTATIONS OR AS EXPRESSLY STATED HEREIN OR IN ANY CLOSING DOCUMENT DELIVERED BY SELLER TO PURCHASER, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESSED OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, ZONING, TAX CONSEQUENCES, LATENT OR PATENT PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTY WITH GOVERNMENTAL LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF THE DUE DILIGENCE INFORMATION OR ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF SELLER TO PURCHASER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY. PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS”, EXCEPT TO THE EXTENT EXPRESSLY PROVIDED IN THE SELLER’S REPRESENTATIONS OR IN ANY CLOSING DOCUMENT DELIVERED BY SELLER TO PURCHASER. PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESSED OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, DUE DILIGENCE INFORMATION PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY SELLER, THE MANAGER OF THE PROPERTY, OR BROKER OR ANY OTHER PERSON REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN SELLER’S REPRESENTATIONS. PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO. UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER’S OFFICERS, DIRECTORS, MEMBERS, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER’S OFFICERS, DIRECTORS, MEMBERS, SHAREHOLDERS, EMPLOYEES AND AGENTS) OR PROPERTY MANAGER AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LAWS). PURCHASER AGREES THAT SHOULD ANY CLEANUP, REMEDIATION OR REMOVAL OF HAZARDOUS MATERIALS OR OTHER ENVIRONMENTAL CONDITIONS ON THE PROPERTY BE REQUIRED AFTER THE CLOSING DATE, PURCHASER HEREBY WAIVES ANY RIGHT TO PURSUE ANY ACTION AGAINST SELLER WITH RESPECT TO SUCH CLEAN-UP, REMOVAL OR REMEDIATION.

9.3         Effect and Survival of Disclaimers. Seller and Purchaser acknowledge that the compensation to be paid to Seller for the Property has been decreased to take into account that the Property is being sold subject to the provisions of this ARTICLE IX. Seller and Purchaser agree that the provisions of this ARTICLE IX shall survive Closing.

ARTICLE X

MISCELLANEOUS

10.1         Confidentiality. All information (collectively, “Inspection Material”) acquired by Purchaser or any of its Representatives (as hereinafter defined) with respect to the Property, whether delivered by Seller or any of its Representatives or obtained by Purchaser as a result of its inspection of the Property, examination of Seller’s files or otherwise shall be used solely for the purpose of determining whether or not the Property is suitable for Purchaser’s purpose and for no other reason. All Inspection Material shall be kept in strict confidence and shall not be disclosed to any individual or entity other than those Representatives of Purchaser who need to know the information for the purpose of assisting Purchaser in making such determination.

10.2         Public Disclosure. Prior to Closing, any release to the public of information with respect to the sale contemplated herein or any matters set forth in this Agreement will be made only in the form approved in writing by Purchaser and Seller and their respective counsel.

10.3         Discharge of Obligations. The acceptance of the Deed by Purchaser shall be deemed to be a full performance and discharge of every representation and warranty made by Seller herein and every agreement and obligation on the part of Seller to be performed pursuant to the provisions of this Agreement, except those which are herein specifically stated to survive Closing.

10.4         Assignment. Purchaser may not assign its rights under this Agreement without first obtaining Seller’s written approval, which approval may be given or withheld in Seller’s sole discretion. The assignment of any of Purchaser’s rights under this Agreement without Seller’s prior written consent, which consent or approval, as the case may be, may be given or withheld in Seller’s sole discretion, shall constitute a default by Purchaser under this Agreement.

10.5         Notices. Any notice pursuant to this Agreement shall be given in writing by (i) personal delivery, or (ii) reputable overnight delivery service with proof of delivery, or (iii) via e-mail transmission (provided such is also sent by one of the other designated means) sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith. Notices shall be deemed to have been given: (x) at the time of personal delivery, (y) in the case of overnight delivery, one business day after depositing with the courier, postage prepaid; or (z) in the case of e-mail transmission, as of the date of the transmission provided such is prior to 5:00 PM (Chicago Time), otherwise such shall be deemed to have been received on the next business day. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement shall be as follows:

If to Seller:	22160 N. Pepper Road
Lake Barrington, Illinois 60010
Attention: Jana Schwan
Email: jmschwan@ctiindustries.com

With a copy to:	Levenfeld Pearlstein, LLC
Two North LaSalle Street, Suite 1300
Chicago, Illinois 60602
Attention: Harold Israel and Josh Bashioum
Email: hisrael@lpegal.com and jbashioum@lplegal.com

If to Purchaser:	Icy Mellon LLC
7324 Southwest Fwy. Suite 608
Houston, TX 77074
Attention: Alex Feng
Email: chaofeng1107@gmail.com

With copies to:	Farrell Fritz, P.C.
100 Motor Parkway, Suite 300
Hauppauge, NY 11788
Attention: Christopher Kent and David Curry
Email: ckent@farrellfritz.com and dcurry@farrellfritz.com

Any counsel designated above or any replacement counsel which may be designated respectively by either party or such counsel by written notice to the other party is hereby authorized to give notices hereunder on behalf of its respective client.

10.6         Binding Effect. This Agreement shall not be binding in any way upon either Seller or Purchaser unless and until Seller shall execute and deliver the same to Purchaser.

10.7         Modifications. This Agreement cannot be changed orally, and no executory agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such executory agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

10.8         Calculation of Time Periods. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday under the laws of the State in which the Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or legal holiday. The final day of any such period shall be deemed to end at 5 p.m., Chicago time. The term “business day” as used herein shall mean any day that federal banks are open for business within the City of Chicago, other than Saturdays and Sundays.

10.9          Successors and Assigns. The terms and provisions of this Agreement are to apply to and bind the permitted successors and assigns of the parties hereto.

10.10          Entire Agreement. This Agreement, including the Exhibits, contains the entire agreement between the parties pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter.

10.11          Further Assurances. Each party agrees that it will without further consideration execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate more effectively the purposes or subject matter of this Agreement, but without any obligation on the part of either party to incur any liability or make any undertaking beyond that provided in this Agreement. Without limiting the generality of the foregoing, Purchaser shall, if requested by Seller, execute acknowledgments of receipt with respect to any materials delivered by Seller to Purchaser with respect to the Property. The provisions of this Section 10.11 shall survive Closing.

10.12          Counterparts/Facsimile Execution. This Agreement may be executed in counterparts, and all such executed counterparts shall constitute the same agreement. It shall be necessary to account for only one such counterpart in proving this Agreement. A counterpart of this Agreement transmitted by electronic means (including so-called PDF) or facsimile will, if it is executed, be deemed in all respects to be an original document, and any signature on that document shall be deemed to be an original signature with the same binding legal effect as an original executed counterpart of this Agreement.

10.13          Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect.

10.14          Applicable Law. This Agreement is performable in the state in which the Land is located and shall in all respects be governed by, and construed in accordance with, the substantive federal laws of the United States and the laws of such state. Seller and Purchaser hereby irrevocably submit to the jurisdiction of any state or federal court sitting in the state in which the Land is located in any action or proceeding arising out of or relating to this Agreement and hereby irrevocably agree that all claims in respect of such action or proceeding shall be heard and determined in a state or federal court sitting in the state in which the Land is located. Purchaser and Seller agree that the provisions of this Section 10.14 shall survive the Closing of the transaction contemplated by this Agreement.

10.15          No Third Party Beneficiary. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser (together with any Permitted Assignee) only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

10.16          Exhibits and Schedules. The following schedules or exhibits attached hereto shall be deemed to be an integral part of this Agreement:

Exhibit A -	Legal Description of the Land
Exhibit B -	Form of Deed
Exhibit C -	Form of Lease
Exhibit D -	Promissory Note

10.17          Captions. The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.

10.18          Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

10.19          Termination of Agreement. It is understood and agreed that if either Purchaser or Seller terminates this Agreement pursuant to a right of termination granted hereunder, such termination shall operate to relieve Seller and Purchaser from all obligations under this Agreement, except for such obligations as are specifically stated herein to survive the termination of this Agreement.

10.20          Survival. The provisions of this ARTICLE X and any other provisions of this Agreement which by their terms are intended to be performed or be applicable after Closing shall survive Closing or any termination of this Agreement prior thereto and shall not be merged into the execution and delivery of the Deed (subject to any express limitation upon the time period of such survival contained herein, including Section 5.3.1). The foregoing is in addition to and not in exclusion of any survival provisions elsewhere set forth in this Agreement.

10.21          No Recordation. Neither this Agreement nor any memorandum of the terms hereof shall be recorded or otherwise placed of public record and any breach of this covenant shall, unless the party not placing same of record is otherwise in default hereunder, entitle the party not placing same of record to pursue its rights and remedies under ARTICLE VI.

10.22         Limited Liability. Purchaser’s recourse for any breach or default hereunder by Seller shall be limited solely to the Property and Purchaser shall have no recourse against any other properties or assets of Seller or any member or affiliate of Seller, provided that following the Closing, but subject to the limitations set forth in Section 5.3 and elsewhere in this Agreement, recourse may be had by Purchaser against Seller’s interest in the proceeds of the sale, assignment and transfer of the Property pursuant to this Agreement to the extent that Seller may be liable to Purchaser for such breach or default pursuant to the express provisions of this Agreement.

10.23         Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT. THE PARTIES ACKNOWLEDGE THAT THEY HAVE RETAINED COUNSEL OF THEIR OWN CHOOSING AND SUCH COUNSEL HAS FULLY EXPLAINED THE CONTENT AND LEGAL EFFECT OF THIS SECTION.

10.24         Time is of the Essence. Time is of the essence in the performance of each term, condition and covenant contained in this Agreement. No extension of time for performance of any obligation or act shall be deemed an extension of time for performance of any other obligation or act.

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IN WITNESS WHEREOF, Seller and Purchaser have duly executed this Purchase and Sale Agreement as of the Effective Date.

SELLER:

YUNHONG CTI LTD.,
an Illinois corporation, f/k/a CTI Industries Corporation

By: ________________________________
Name: Jana Schwan
Title: Authorized Signatory

PURCHASER:

ICY MELLON LLC,
a Texas limited liability company

By: _________________________________
Name: _______________________________
Title: ________________________________

S-1

EXHIBIT A

LEGAL DESCRIPTION OF THE LAND

All that certain real property located in Lake County, State of Illinois, described as follows:

PARCEL 1:

THAT PART OF THE SOUTH 1/2 OF SECTION 21, TOWNSHIP 43 NORTH, RANGE 9, EAST OF THE THIRD PRINCIPAL MERIDIAN, DESCRIBED AS FOLLOWS:

COMMENCING AT A POINT IN THE EAST LINE OF THE WEST 1/2 OF THE SOUTH EAST 1/4 OF SAID SECTION 21, 691.81 FEET NORTH OF THE SOUTHEAST CORNER THEREOF; THENCE WEST PARALLEL WITH THE SOUTH LINE OF SAID SOUTH EAST 1/4 746.66 FEET; THENCE NORTH PARALLEL WITH THE EAST LINE OF THE SAID WEST 1/2 OF THE SOUTH EAST 1/4 291.81 FEET; THENCE EAST PARALLEL WITH THE SOUTH LINE OF SAID SOUTH EAST 1/4 746.66 FEET TO THE EAST LINE OF THE WEST 1/2 OF THE SOUTH EAST 1/4; THENCE SOUTH 291.81 FEET TO THE POINT OF BEGINNING, IN LAKE COUNTY, ILLINOIS.

PIN: 13-21-400-014

Street Address: 22160 N. Pepper Road, Lake Barrington, IL 60010

A-1

EXHIBIT B

FORM OF DEED

PREPARED BY:

Josh Bashioum

Levenfeld Pearlstein, LLC

2 North LaSalle Street

Suite 1300

Chicago, Illinois 60602

WHEN RECORDED

RETURN TO:

Farrell Frit, P.C.

400 RXR Plaza

Uniondale, New York 11556

Attention: David M. Curry, Esq.

(Above Space for Recorder’s use only)

SPECIAL WARRANTY DEED

THE GRANTOR, YUNHONG CTI LTD., an Illinois corporation, whose address is 22160 N. Pepper Road, Lake Barrington, Illinois 60010, for and in consideration of TEN AND 00/100 DOLLARS ($10.00), the receipt and sufficiency of which is hereby acknowledged, and other good and valuable consideration in hand paid, hereby GRANTS, BARGAINS, CONVEYS AND SELLS with special warranty to ICY MELLON LLC, a Texas limited liability company whose address is _____________________(the “Grantee”), its successors and assigns forever, the following described land, situate, lying and being in the County of Lake, State of Illinois, to wit (the “Land”):

See Exhibit A attached hereto and by this reference made a part hereof,

together with Grantor’s right and interest in and to all and singular the buildings and improvements, rights, alleys, ways, easements, privileges, tenements, hereditaments and appurtenances of Grantor belonging or in any wise appertaining to the Land (collectively, the “Property”), and the reversion or reversions, remainder or remainders, rents, issues and profits thereof, and all the estate, right, title, interest, claim or demand whatsoever, of Grantor, either in law or in equity, of in and to the above described Property, subject only to the Permitted Exceptions set forth on Exhibit B, attached hereto and made a part hereof.

To have and to hold the Property in fee simple forever.

The Grantor, for itself and its successors and assigns, does hereby warrant the title to said Property against all persons lawfully claiming by, through or under Grantor, but not otherwise.

PINs and Common Address(es): See Exhibit A

[Signatures begin on next page]

IN WITNESS WHEREOF, Grantor has executed this Special Warranty Deed as of the ___ day of _______, 2021.

GRANTOR

YUNHONG CTI LTD.,
an Illinois corporation, f/ka/ CTI Industries Corporation

By: ________________________________
Name: ________________________________
Title: ________________________________

STATE OF	)
	)	ss.
COUNTY OF	)

I, ______________________, a Notary Public in and for said County, in the State aforesaid, do hereby certify that ____________, the ____________ of YUNHONG CTI LTD., an Illinois limited liability company, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument in as such capacity, appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said entity, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal, this _______ day of ____________ 2021.

______________________ Notary Public My Commission Expires: _______	(Seal)
Send future real estate tax bills to:

EXHIBIT C

LEASE

C-1

EXHIBIT D

PROMISSORY NOTE

D-1